FILED # C5626-01
    MAR 08 2001
  IN THE OFFICE OF
  /S/ DEAN HELLER
   DEAN HELLER
SECRETARY OF STATE

                          ARTICLES OF INCORPORATION OF
                          ----------------------------
                               ADULT MERGERS, INC.
                               -------------------


                                ARTICLE I -- NAME
                                -----------------

               The name of the corporation is: Adult Mergers, Inc.


                    ARTICLE II -- RESIDENT AGENT AND ADDRESS
                    ----------------------------------------

               The name and address of the initial resident agent:

                         Pacific Corporate Services, Inc.
                         3110 E. Sunset Road, Suite H-1
                         Las Vegas, Nevada  89120


                              ARTICLE III -- STOCK
                              --------------------

               The corporation is authorized to issue 25,000,000 shares of common stock with a par value of $0.001/share.


                          ARTICLE IV -- GOVERNING BOARD
                          -----------------------------

               Members of the governing board shall be styled Directors. The initial number of Directors is one (1). Hereafter the number of directors shall be determined according to the bylaws. The name and address of the initial Director is:

                                Winston V. Barta
                              2001-1277 Nelson St.
                             Vancouver, B.C. V6E 4M8
                                     Canada


                           ARTICLE VI -- INCORPORATOR
                           --------------------------


          The incorporator signing these Articles of Incorporation is:

                         Shawn Christopher
                         3110 E. Sunset Rd., Ste. H-1
                         Las Vegas, Nevada  89120




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                                   ARTICLE VI
                                   ----------
                             LIMITATION OF LIABILITY
                             -----------------------

     No Director of Officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a Director or Officer involving any act or omission of any such Director or Officer, provided however, that the foregoing provision shall not eliminate or limit the liability of a Director of Officer for acts or omissions which involve violation of criminal law or the payment of distributions in violation of N.R.S.
78.300 Any repeal or modification of this Article shall be prospective only and shall not adversely affect any limitation on personal liability of a Director or Officer of the corporation for acts or omissions prior to such repeal or modification.


     IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 21st day of February, 2001.
                               ----


                                                /s/  Shawn Christopher
                                                --------------------------------
                                                     Shawn Christopher



           CERTIFICATE OF ACCEPTANCE OF APFOINTNIENT OF RESIDENT AGENT
           -----------------------------------------------------------

     Pacific Corporate Services, Inc. hereby accepts appointment as Resident Agent for the above named company.


Dated: February 21 , 2001                       /s/ Shawn Christopher
                ---                             --------------------------------
                                                Pacific Corporate Services, Inc.
                                                by Shawn Christopher, President
                                                on behalf of Pacific Corporate
                                                Services, Inc.




















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   State of Nevada - Secretary of State
hereby certify that this is a true and complete copy of the document as filed in this office.

                MAR 08 2001


              /s/ Dean Heller

        DEAN HELLER SECRETARY OF STATE

           /s/ Marianne Jockyer